SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 18, 2005 (March 14, 2005)
Date of Report (Date of earliest event reported)

AVAX TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-29222	13-3575874
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

2000 Hamilton Street
Suite 204
Philadelphia, PA 19130
(Address of principal executive offices)

(215) 241-9760
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.01 Changes in Registrant’s Certifying Accountant.

        (a)     AVAX Technologies, Inc. (the “Company”) previously filed a Current Report on Form 8-K, as amended, reporting the resignation of Ernst & Young LLP as the Company’s independent registered public accounting firm effective upon the completion of the quarterly review of the Company’s quarter ended September 30, 2004.

        (b)        On March 14, 2005, the Company’s Audit Committee engaged the accounting firm of Briggs, Bunting & Dougherty, LLP of Philadelphia, Pennsylvania to act as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ended December 31, 2004.

        Prior to engaging the Briggs, Bunting & Dougherty, LLP, the Company did not consult the firm regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements. Neither written nor oral advice was provided by Briggs, Bunting & Dougherty, LLP that was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue.

        In connection with its audits for each of the two most recent fiscal years and through the date of this Report, there were no disagreements, whether or not resolved, with Ernst & Young, the former accountant, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference thereto in their reports on the financial statements for such years.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAX TECHNOLOGIES, INC.
Date: March 18, 2005.	By:	/s/ Richard P. Rainey

Name: Richard P. Rainey Title: President